CONTACT:      Investor Relations      (214) 792-4415

SOUTHWEST AIRLINES REPORTS SECOND QUARTER RESULTS
Record operating income
GAAP Net income of $228 million
Excluding special items, record net income of $273 million

DALLAS, TEXAS – July 19, 2012 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported its second quarter 2012 results.  Second quarter 2012 net income was $228 million, or $.30 per diluted share, which included $45 million (net) of unfavorable special items.  This compared to net income of $161 million, or $.21 per diluted share, in second quarter 2011, which included favorable special items totaling $40 million (net).  Excluding special items, second quarter 2012 net income was a record $273 million, or $.36 per diluted share, compared to $121 million, or $.15 per diluted share, in second quarter 2011.  This compared favorably to Thomson’s First Call mean estimate of $.33 per diluted share.  Operating income for second quarter 2012 was $460 million, compared to $207 million in second quarter 2011.  Excluding special items, operating income was a record $485 million for second quarter 2012, compared to $276 million for the same period last year.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “We are very pleased to report second quarter net income, excluding special items, that more than doubled second quarter last year.  Record revenues driven by steady growth were sufficient to overcome high jet fuel prices and produce a record operating income of $485 million, and a record net income of $273 million, both excluding special items.  These results would not have been possible without the successful implementation of our strategic initiatives by our People.  They have done, and continue to do, a magnificent job.
“We are producing very strong results despite a fragile economic environment. Operating cash flow for the twelve months ended June 30, 2012 was $1.6 billion, and free cash flow* for that period was over $300 million. During that time, we repaid $964 million in long-term debt, further reducing our debt to total capital ratio to 45 percent.  Total cash on hand plus short-term investments, at June 30, 2012, was a very solid $3.3 billion. These strong results and financial position, along with record second quarter profits, reinforce the Board’s authorizations for the repurchase of $1 billion in Company common stock, of which half has been completed, along with more than doubling the Company’s quarterly dividend to $.01 per share (declared and announced May 16, 2012).

 “We continue to make great progress integrating AirTran into Southwest.  We received approval by the Federal Aviation Administration for our Single Operating Certificate in March 2012.  Since then, we’ve converted five AirTran aircraft to the Southwest paint and interior configuration, and have begun transitioning AirTran airport facilities to Southwest, with Seattle and Des Moines scheduled to be completed this quarter.  The majority of our unions have reached agreements regarding seniority integration, and we are making progress with the remaining agreements.  We produced approximately $80 million in net, pre-tax synergies in first half 2012, and we continue to target net, pre-tax synergies of $400 million in 2013 (excluding acquisition and integration expenses).
“We have significant efforts underway to strategically optimize and modernize our fleet.  Last December, we announced a firm order for 150 Boeing 737 MAX airplanes, and 58 additional 737NG aircraft, bringing our total firm orders with The Boeing Company to 350 for 2012 through 2022.  In January, we announced that we will retrofit the 737-700 fleet with an updated cabin interior.  Evolve: The New Southwest Experience provides a new environmentally friendly cabin experience designed to enhance Customer comfort and improve fleet efficiency.   The new sleek interior design also provides the opportunity to increase the number of seats onboard from 137 to 143.   In May, we moved 30 Boeing 737 scheduled deliveries for 2013 and 2014 to 2017 and 2018.  Earlier this month, we reached an agreement with Delta Air Lines, Inc. and Boeing Capital Corp. to lease or sublease all 88 of AirTran's Boeing 717 aircraft to Delta, beginning August 2013.  For now, our goal is to keep our fleet relatively flat, based on the current aircraft delivery schedule with Boeing, the B717 retirement schedule established with the Delta deal, and our adjusted retirement schedule for the 737 Classics. Given that we don’t plan to grow the fleet until we hit our financial targets, deferring 30 new aircraft deliveries will reduce our 2012 to 2014 capital spending by approximately $1 billion.  Replacing B717s with B737s is expected to significantly benefit our financial results as the B737 trip costs approximate the B717’s, but with 20-26 more seats.  All told, our various fleet initiatives are estimated to contribute, pre-tax, more than $300 million in 2013, more than $500 million in 2014, and in excess of $700 million in 2015.
“We continue to aggressively optimize our combined networks.  AirTran began new international service in the second quarter to Cancun, Mexico City, and Cabo San Lucas.  Southwest launched new service between Austin-Bergstrom International Airport and Ronald Reagan Washington National Airport (DCA) earlier this month and, in early August, Southwest will add two daily roundtrips from DCA to St. Louis, Missouri.  Our 2012 available seat miles will be comparable to 2011 combined available seat miles, despite our plan to end this year with six fewer aircraft than 2011.  For 2013, we expect our fleet to remain comparable to 2012, and we are planning for modest year-over-year available seat mile growth, attributable to additional seats from 737-800 deliveries, the Evolve retrofit, and the replacement of B717s with B737s.”

Financial Results and Outlook
AirTran Airways, Inc. became a wholly-owned subsidiary of the Company on May 2, 2011. Results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran beginning May 2, 2011, including the impact of purchase accounting.  Periods presented prior to the acquisition date do not include AirTran’s results.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Financial information presented on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting beginning May 2, 2011.  Supplemental financial information presented on a “combined basis” and the accompanying reconciliations are included in this release.
The Company’s total operating revenues in second quarter 2012 increased 11.6 percent to $4.6 billion, compared to $4.1 billion in second quarter 2011, and increased 4.7 percent year-over-year compared to $4.4 billion, on a combined basis.  Operating unit revenues increased 6.0 percent from second quarter 2011, on a combined basis.  Based on traffic and revenue trends thus far, the Company currently expects another solid year-over-year increase in operating unit revenues in third quarter 2012.
 Total second quarter 2012 operating expenses were $4.2 billion, compared to $3.9 billion in second quarter 2011, and were comparable to second quarter last year on a combined basis.  Excluding special items in both periods, second quarter 2012 unit costs increased 1.7 percent from second quarter 2011 combined unit costs.
Second quarter 2012 economic fuel costs were $3.22 per gallon, including $.04 per gallon in unfavorable cash settlements for fuel derivative contracts, compared to $3.28 per gallon in second quarter 2011, including $.03 per gallon in favorable cash settlements.   Based on market prices as of July 17, 2012, the Company expects third quarter 2012 economic fuel costs to be in the $3.05 to $3.10 per gallon range, including fuel taxes and $.03 per gallon in unfavorable cash settlements for fuel derivative contracts.  Third quarter 2012 premium costs, recorded in Other (gains) losses, are currently estimated to be approximately $17 million, compared to premium costs of $36 million in third quarter 2011. As of July 17, 2012, the fair market value of the Company’s hedge portfolio through 2016 was a net liability of approximately $30 million, compared to a $184 million net asset at March 31, 2012.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Excluding fuel and special items in both periods, second quarter 2012 unit costs increased 4.3 percent from second quarter 2011’s combined 7.41 cents.  Based on current cost trends, the Company expects another year-over-year increase in its third quarter 2012 unit costs, compared to third quarter 2011’s unit costs of 7.38 cents, excluding fuel and special items in both periods.
Operating income for second quarter 2012 was $460 million, compared to $207 million in second quarter 2011.  Excluding special items in both periods, operating income was $485 million for second quarter 2012, compared to $276 million in second quarter 2011, and compared to $295 million in second quarter last year, on a combined basis.  The Company incurred $11 million in special charges (before taxes) associated with the acquisition and integration of AirTran during second quarter 2012, representing a cumulative total of $165 million in acquisition and integration costs, as of June 30, 2012.  The Company expects total acquisition and integration costs will be approximately $550 million.

Other expenses for second quarter 2012 were $92 million, compared to $68 million of other income in second quarter 2011.  This $160 million swing primarily resulted from $62 million in other losses recognized in second quarter 2012, compared to $113 million in other gains recognized in second quarter 2011.  In both periods, these gains and losses, which are special items, primarily resulted from unrealized mark to market gains/losses associated with a portion of the Company’s fuel hedging portfolio.  Excluding these special items, other losses were $14 million in second quarter 2012, compared to $27 million in second quarter 2011, primarily attributable to the premium costs associated with the Company’s fuel derivative contracts.  Second quarter 2012 premium costs were $12 million, compared to $26 million in second quarter 2011.  Net interest expense declined to $30 million in second quarter 2012, compared to $45 million in second quarter 2011, primarily as a result of the Company’s repayment of its $400 million notes in December 2011 and the redemption of its $385 million notes in March 2012.
Total operating revenues for the six months ended June 30, 2012 increased 18.9 percent year-over-year to $8.6 billion, while total operating expenses increased 17.5 percent year-over-year to $8.1 billion, resulting in operating income in first half 2012 of $481 million, versus $321 million in first half 2011.  Excluding special items in both periods, operating income was $495 million for first half 2012, compared to $387 million for the same period last year.  Excluding special items and on a combined basis, total operating revenues for the six months ended June 30, 2012 increased 5.2 percent year-over-year, while total operating expenses increased 4.1 percent year-over-year, resulting in combined operating income in first half 2012 of $495 million, versus $382 million in first half 2011.
Net income for first half 2012 was $327 million, or $.43 per diluted share, compared to $166 million, or $.22 per diluted share, for the same period last year.  Excluding special items, net income for first half 2012 was $255 million, or $.33 per diluted share, compared to $142 million, or $.19 per diluted share, for the same period last year.
The Company’s return on invested capital (before taxes and excluding special items) was approximately 8 percent for the twelve months ended June 30, 2012.  Additional information regarding pre-tax return on invested capital is included in the accompanying reconciliation tables.
Net cash provided by operations for second quarter 2012 was $145 million, and capital expenditures were $416 million.  On May 16, 2012, the Company’s Board of Directors increased the Company’s previous $500 million share repurchase authorization to $1 billion.  As of June 30, 2012, the Company had repurchased approximately 59 million shares of common stock for approximately $500 million, since the initial $500 million authorization by the Board of Directors on August 5, 2011.  As of July 18th, the Company had approximately $3.7 billion in cash and short-term investments, and a fully available unsecured revolving credit line of $800 million.

Net cash provided by operations for first half 2012 was $1.4 billion, and capital expenditures were $543 million, resulting in free cash flow* in excess of $800 million.  The Company repaid $469 million in debt during first half 2012, and is scheduled to repay approximately $90 million in debt for the remainder of 2012.

Southwest and AirTran Awards and Recognitions
•	Southwest named Customer Service Champions by JD Powers
•	Southwest named one of America’s Top 500 Companies by Barrons
•
AirTran Airways received top honors in the 2012 Airline Quality Ratings based on ontime performance, customer complaints, and mishandled baggage; Southwest was also recognized for the best Customer Satisfaction rating

•	Southwest named as one of the BetterInvesting Top 100 companies
•	Southwest ranked first in the 2012 Switchfly Reward Seat Availability Survey by IdeaWorksCompany.com
•	Southwest recognized as the Eco-Pioneer of the Year by Air Transport World Magazine for environmentally sound business practices
•	Southwest ranked top airline in Bloomberg Business Week’s Fifty Most Popular Employers for College Students
•	Southwest named one of the Most Valuable Employers for Military by CiviliansJobs.com

Southwest will discuss its second quarter 2012 results on a conference call at 12:30 p.m. Eastern Time today.  A live broadcast of the conference call will also be available at http://southwest.investorroom.com.

*See Note Regarding use of Non-GAAP financial measures

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include without limitation statements related to (i) the Company’s plans and expectations with respect to its acquisition of AirTran, including without limitation anticipated integration timeframes and expected benefits and costs associated with the acquisition; (ii) the Company’s fleet plans and the Company’s related growth plans and financial expectations; (iii) the Company’s network and capacity plans and expectations; and (iv) the Company’s financial outlook and projected results of operations. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the Company’s ability to successfully integrate AirTran and realize the expected synergies and other benefits from the acquisition; (ii) changes in fuel prices, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (iii) the impact of the economy on demand for the Company’s services and the impact of fuel prices, economic conditions, and actions of competitors on the Company’s business decisions, plans, and strategies; (iv) the Company’s dependence on third parties with respect to certain of its initiatives, in particular its fleet modernization plans; (v) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2012	2011		Percent Change	2012	2011		Percent Change
OPERATING REVENUES:
Passenger	$4,338	$3,892	(2)	11.5	$8,080	$6,840	(2)	18.1
Freight	42	36		16.7	79	67		17.9
Other	236	208	(2)	13.5	447	331	(2)	35.0
Total operating revenues	4,616	4,136		11.6	8,606	7,238		18.9

OPERATING EXPENSES:
Salaries, wages, and benefits	1,222	1,125		8.6	2,363	2,078		13.7
Fuel and oil	1,577	1,527		3.3	3,087	2,565		20.4
Maintenance materials and repairs	291	246		18.3	562	444		26.6
Aircraft rentals	90	79		13.9	178	125		42.4
Landing fees and other rentals	260	247		5.3	513	448		14.5
Depreciation and amortization	202	176		14.8	403	332		21.4
Acquisition and integration	11	58		(81.0)	24	75		(68.0)
Other operating expenses	503	471		6.8	995	850		17.1
Total operating expenses	4,156	3,929		5.8	8,125	6,917		17.5

OPERATING INCOME	460	207		122.2	481	321		49.8

OTHER EXPENSES (INCOME):
Interest expense	38	51		(25.5)	77	94		(18.1)
Capitalized interest	(6)	(2		n.a.	(11)	(5		120.0
Interest income	(2)	(4		(50.0)	(3)	(7		(57.1)
Other (gains) losses, net	62	(113		n.a.	(109)	(54		n.a.
Total other (income) expenses	92	(68		n.a.	(46)	28		n.a.

INCOME BEFORE INCOME TAXES	368	275		33.8	527	293		79.9
PROVISION FOR INCOME TAXES	140	114		22.8	200	127		57.5

NET INCOME	$228	$161		41.6	$327	$166		97.0

NET INCOME PER SHARE
Basic	$0.30	$0.21			$0.43	$0.22
Diluted	$0.30	$0.21			$0.43	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	757	780			764	764
Diluted	764	787			771	765

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2011 reclassification to change the allocation of Operating revenues between Passenger revenues and Other revenues from its sale of frequent flyer points associated with its co-branded Chase® Visa card. The Company has thus reclassified $16 million and $26 million in Operating revenues for the three and six month ended June 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation.

SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)
	Three months ended			Six months ended
	June 30,			June 30,
	2012	2011	Percent Change	2012	2011	Percent Change

Fuel and oil expense, unhedged	$1,544	$1,533		$3,022	$2,577
Add (Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	33	(6)		65	(12)
Fuel and oil expense, as reported	$1,577	$1,527		$3,087	$2,565
Add (Deduct): Net impact from fuel contracts (2)	(14)	(11)		10	6
Fuel and oil expense, economic	$1,563	$1,516	3.1	$3,097	$2,571	20.5

Total operating expenses, as reported	$4,156	$3,929		$8,125	$6,917
Add (Deduct): Net impact from fuel contracts (2)	(14)	(11)		10	6
Total operating expenses, economic	$4,142	$3,918		$8,135	$6,923
(Deduct): Acquisition and integration costs, net (3)	(11)	(58)		(24)	(72)
Total operating expenses, non-GAAP	$4,131	$3,860	7.0	$8,111	$6,851	18.4

Operating income, as reported	$460	$207		$481	$321
Add (Deduct): Net impact from fuel contracts (2)	14	11		(10)	(6)
Operating income, economic	$474	$218		$471	$315
Add: Acquisition and integration costs, net (3)	11	58		24	72
Operating income, non-GAAP	$485	$276	75.7	$495	$387	27.9

Other (gains) losses, net, as reported	$62	$(113)		$(109)	$(54)
Add (Deduct): Net impact from fuel contracts (2)	(48)	140		129	111
Other losses, net, non-GAAP	$14	$27	(48.1)	$20	$57	(64.9)

Income before income taxes, as reported	$368	$275		$527	$293
Add (Deduct): Net impact from fuel contracts (2)	62	(129)		(139)	(117)
	$430	$146		$388	$176
Add: Acquisition and integration costs, net (3)	11	58		24	72
Income before income taxes, non-GAAP	$441	$204	116.2	$412	$248	66.1

Net income as reported	$228	$161		$327	$166
Add (Deduct): Net impact from fuel contracts (2)	62	(129)		(139)	(117)
Add (Deduct): Income tax impact of fuel contracts	(24)	49		52	45
	$266	$81		$240	$94
Add: Acquisition and integration costs, net (4)	7	40		15	48
Net income, non-GAAP	$273	$121	125.6	$255	$142	79.6

Net income per share, diluted, as reported	$0.30	$0.21		$0.43	$0.22
Add (Deduct): Net impact from fuel contracts	0.05	(0.10)		(0.12)	(0.09)
	$0.35	$0.11		$0.31	$0.13
Add: Impact of special items, net (4)	0.01	0.04		0.02	0.06
Net income per share, diluted, non-GAAP	$0.36	$0.15	140.0	$0.33	$0.19	73.7

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran, for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of acquisition and integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(4) Amounts net of tax and profitsharing impact (see footnote (3) above).

SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Fuel and Oil Expense
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$(10)	$(11)	$(12)	$(9)
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	(4)	-	22	15
Impact from fuel contracts to Fuel and oil expense	$(14)	$(11)	$10	$6

Operating Income
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$10	$11	$12	$9
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	4	-	(22)	(15)
Impact from fuel contracts to Operating Income	$14	$11	$(10)	$(6)

Other (gains) losses, net
Mark-to-market impact from fuel contracts
settling in future periods	$(50)	$136	$156	$139
Ineffectiveness from fuel hedges settling in future periods	(8)	(7)	(39)	(37)
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	10	11	12	9
Impact from fuel contracts to Other (gains) losses, net	$(48)	$140	$129	$111

Net Income
Mark-to-market impact from fuel contracts
settling in future periods	$50	$(136)	$(156)	$(139)
Ineffectiveness from fuel hedges settling in future periods	8	7	39	37
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	4	-	(22)	(15)
Impact from fuel contracts to Net Income (3)	$62	$(129)	$(139)	$(117)

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date.
(2) As a result of prior hedge ineffectiveness and/or contracts marked-to-market through the income statement.
(3) Excludes income tax impact of unrealized items.

SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2012	2011		Change		2012	2011		Change
Revenue passengers carried	28,859,348	27,114,480		6.4%		54,420,170	48,229,595		12.8%
Enplaned passengers	35,210,151	33,430,914		5.3%		66,364,573	59,030,032		12.4%
Revenue passenger miles (RPMs) (000s)	27,206,498	25,883,849		5.1%		50,891,364	45,079,735		12.9%
Available seat miles (ASMs) (000s)	33,230,589	31,457,412		5.6%		63,863,482	55,963,085		14.1%
Load factor	81.9%	82.3%		(0.4)	pts	79.7%	80.6%		(0.9)	pts
Average length of passenger haul (miles)	943	955		(1.3)%		935	935		-%
Average aircraft stage length (miles)	699	685		2.0%		692	672		3.0%
Trips flown	352,726	340,768		3.5%		686,622	614,591		11.7%
Average passenger fare	$150.31	$143.53	(2)	4.7%		$148.49	$141.83	(2)	4.7%
Passenger revenue yield per RPM (cents)	15.94	15.04	(2)	6.0%		15.88	15.17	(2)	4.7%
RASM (cents)	13.89	13.15		5.6%		13.48	12.93		4.3%
PRASM (cents)	13.05	12.37	(2)	5.5%		12.65	12.22	(2)	3.5%
CASM (cents)	12.51	12.49		0.2%		12.72	12.36		2.9%
CASM, excluding fuel (cents)	7.76	7.63		1.7%		7.89	7.77		1.5%
CASM, excluding special items (cents)	12.43	12.27		1.3%		12.70	12.24		3.8%
CASM, excluding fuel and special items (cents)	7.73	7.45		3.8%		7.85	7.64		2.7%
Fuel costs per gallon, including fuel tax (unhedged)	$3.18	$3.31		(3.9)%		$3.25	$3.15		3.2%
Fuel costs per gallon, including fuel tax	$3.25	$3.30		(1.5)%		$3.32	$3.13		6.1%
Fuel costs per gallon, including fuel tax (economic)	$3.22	$3.28		(1.8)%		$3.33	$3.14		6.1%
Fuel consumed, in gallons (millions)	483	462		4.5%		926	817		13.3%
Active fulltime equivalent Employees	46,128	43,805		5.3%		46,128	43,805		5.3%
Aircraft in service at period-end	695	694		0.1%		695	694		0.1%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Excludes operating statistics for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement IV for operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2011 reclassification to change the allocation of Operating revenues between Passenger revenues and Other revenues from its sale of frequent flyer points associated with its co-branded Chase® Visa card. The Company has thus reclassified $16 million and $26 million in Operating revenues for the three and six month periods ended June 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation. This reclassification affects certain prior year operating statistics.

SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	12 Months Ended	12 Months Ended
	June 30, 2012	June 30, 2011
Operating Income, as reported	$853	$892
Add (Deduct): Net impact from fuel contracts	(3)	65
Add: Acquisition and integration costs, net (2)	83	79
Add: Asset Impairment, net (3)	14	-
Operating Income, non-GAAP	$947	$1,036
Net adjustment for aircraft leases (4)	142	96
Adjustment for fuel hedge accounting	(68)	(130)
Adjusted Operating Income, non-GAAP	$1,021	$1,002

Average Invested Capital (5)	$13,037	$11,351
Equity adjustment for fuel hedge accounting	240	224
Adjusted Average Invested Capital	$13,277	$11,575

ROIC, pre-tax	8%	9%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011.  The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013.  The profitsharing impact will be realized in 2014 and beyond.

(3) Net of profitsharing impact.
(4) Net adjustment related to presumption that all aircraft in fleet are owned.
(5) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,083	$829
Short-term investments	2,173	2,315
Accounts and other receivables	502	299
Inventories of parts and supplies, at cost	446	401
Deferred income taxes	284	263
Prepaid expenses and other current assets	203	238
Total current assets	4,691	4,345

Property and equipment, at cost:
Flight equipment	15,952	15,542
Ground property and equipment	2,570	2,423
Deposits on flight equipment purchase contracts	420	456
	18,942	18,421
Less allowance for depreciation and amortization	6,600	6,294
	12,342	12,127
Goodwill	970	970
Other assets	513	626
	$18,516	$18,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,153	$1,057
Accrued liabilities	1,142	996
Air traffic liability	2,528	1,836
Current maturities of long-term debt	257	644
Total current liabilities	5,080	4,533

Long-term debt less current maturities	3,019	3,107
Deferred income taxes	2,563	2,566
Deferred gains from sale and leaseback of aircraft	69	75
Other noncurrent liabilities	945	910
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,224	1,222
Retained earnings	5,692	5,395
Accumulated other comprehensive loss	(320)	(224)
Treasury stock, at cost	(564)	(324)
Total stockholders' equity	6,840	6,877
	$18,516	$18,068

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$228	$161	$327	$166
Adjustments to reconcile net income to
cash provided by (used in) operating activities:
Depreciation and amortization	202	176	403	332
Unrealized (gain) loss on fuel derivative instruments	63	(129)	(138)	(119)
Deferred income taxes	24	95	38	123
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(6)	(7)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	(37)	(21)	(105)	(107)
Other current assets	(39)	(46)	(90)	(138)
Accounts payable and accrued liabilities	77	67	301	305
Air traffic liability	(28)	64	693	576
Cash collateral provided to derivative counterparties	(181)	(49)	(34)	(20)
Other, net	(161)	(78)	(19)	91
Net cash provided by operating activities	145	237	1,370	1,202

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	-	(35)	-	(35)
Payments for purchase of property and equipment, net	(416)	(215)	(543)	(272)
Purchases of short-term investments	(633)	(1,779)	(1,255)	(3,263)
Proceeds from sales of short-term investments	680	1,440	1,416	2,750
Other, net	14	-	14	-
Net cash used in investing activities	(355)	(589)	(368)	(820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	12	27	17	31
Proceeds from termination of interest rate
derivative instrument	-	-	-	76
Payments of long-term debt and capital lease obligations	(38)	(32)	(469)	(62)
Payments of convertible debt	-	(81)	-	(81)
Payments of cash dividends	(8)	(3)	(14)	(10)
Repurchase of common stock	(225)	-	(275)	-
Other, net	(6)	(3)	(7)	(2)
Net cash used in financing activities	(265)	(92)	(748)	(48)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(475)	(444)	254	334

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,558	2,039	829	1,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,083	$1,595	$1,083	$1,595

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF JULY 17, 2012

		Estimated difference in economic jet fuel price per gallon,
		above/(below) unhedged market prices, including taxes
	Average WTI Crude Oil
	price per barrel	3Q 2012	4Q 2012	2013 (1)

	$65	$0.11	$0.26	$0.23
	$70	$0.05	$0.15	$0.14
	$75	$0.03	$0.10	$0.07
	$80	$0.03	$0.10	$0.06
	Current Market (2)	$0.03	$0.10	$0.05
	$100	$0.02	$0.04	$0.00
	$105	($0.01)	($0.02)	($0.03)
	$110	($0.04)	($0.09)	($0.11)
	$115	($0.06)	($0.13)	($0.17)

		Average percent of estimated fuel consumption
		covered by fuel derivative contracts at
	Period	varying Brent/WTI crude-equivalent price levels

	Second Half 2012 (3)	over 30%
	2013 (1)	over 50%
	2014	over 50%
	2015	approx. 30%
	2016	over 15%

(1)
For 2013, the Company's current estimated fuel consumption covered by fuel derivative contracts includes modest coverage based on underlying Brent crude-equivalent products.  Therefore, 2013 jet fuel price per gallon estimates above or below market prices assume an average 2013 Brent crude oil premium to WTI crude oil of approximately $9 per barrel, based on the average forward curve as of July 17, 2012.  The Company's percentage of estimated fuel consumption covered by fuel derivative contracts is primarily between WTI/Brent crude oil levels of $105 and $140 per barrel.  At WTI/Brent crude oil levels above $140 per barrel, the Company has less than 20% of estimated fuel consumption covered by fuel derivative contracts.  The Company also has floor exposure, with the majority beginning at WTI/Brent crude oil levels of $75 per barrel.

(2)	WTI crude oil average market prices as of July 17, 2012 were approximately $89, $91 and $92 per barrel in third quarter 2012, fourth quarter 2012 and full year 2013, respectively.

(3)
For second half 2012, the Company's percentage of estimated fuel consumption covered by fuel derivative contracts is primarily between WTI crude oil levels of $100 and $130 per barrel.  At WTI crude oil levels above $130 per barrel, the Company has less than 15% of estimated fuel consumption covered by fuel derivative contracts.  The Company also has floor exposure, with the majority beginning at WTI crude oil levels of $75 per barrel.

SOUTHWEST AIRLINES CO.
737 DELIVERY SCHEDULE
AS OF JULY 18, 2012

	The Boeing Company					The Boeing Company
	737 NG						737 MAX
	-700 Firm Orders		-800 Firm Orders	Options	Additional -800s		Firm Orders		Options	Total
2012	-		29	-	5		-		-	34	(2)
2013	-		20	-	-		-		-	20
2014	5		24	15	-		-		-	44
2015	36		-	12	-		-		-	48
2016	31		-	12	-		-		-	43
2017	30		-	25	-		4		-	59
2018	25		-	28	-		15		-	68
2019	-		-	-	-		33		-	33
2020	-		-	-	-		34		-	34
2021	-		-	-	-		34		18	52
2022	-		-	-	-		30		19	49
2023	-		-	-	-		-		23	23
2024	-		-	-	-		-		23	23
Through 2027	-		-	-	-		-		67	67
	127	(1)	73	92	5	(3)	150	(4)	150	597

(1) The Company has flexibility to substitute 737-800s in lieu of 737-700 firm orders.
(2) Includes 19 aircraft delivered as of July 18, 2012.
(3) New delivery leased aircraft.
(4) The Company has flexibility to accept MAX 7 or MAX 8 deliveries.

SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION
(in millions)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
			Percent			Percent
	2012	2011 (1)	Change	2012	2011 (1)	Change
OPERATING REVENUES:
Passenger	$4,338	$4,129	5.1	$8,080	$7,653	5.6
Freight	42	36	16.7	79	67	17.9
Other	236	242	(2.5)	447	457	(2.2)
Total operating revenues	4,616	4,407	4.7	8,606	8,177	5.2

OPERATING EXPENSES:
Salaries, wages, and benefits	1,222	1,173	4.2	2,363	2,271	4.1
Fuel and oil	1,577	1,631	(3.3)	3,087	2,925	5.5
Maintenance materials and repairs	291	269	8.2	562	532	5.6
Aircraft rentals	90	99	(9.1)	178	206	(13.6)
Landing fees and other rentals	260	260	-	513	502	2.2
Depreciation and amortization	202	182	11.0	403	352	14.5
Acquisition and integration	11	79	(86.1)	24	101	(76.2)
Other operating expenses	503	509	(1.2)	995	998	(0.3)
Total operating expenses	4,156	4,202	(1.1)	8,125	7,887	3.0

OPERATING INCOME	$460	$205	124.4	$481	$290	65.9

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for all periods presented, including  prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
			Percent			Percent
	2012	2011 (1)	Change	2012	2011 (1)	Change
Fuel and oil expense, combined unhedged	$1,544	$1,646		$3,022	$2,955
Add (Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	33	(15)		65	(30)
Fuel and oil expense, as presented on Supplemental Combined Statement I	$1,577	$1,631		$3,087	$2,925
Add (Deduct): Net impact from fuel contracts	(14)	(11)		10	6
Fuel and oil expense, combined economic	$1,563	$1,620	(3.5)	$3,097	$2,931	5.7

Total operating expenses, as presented on Supplemental Combined Statement I	$4,156	$4,202		$8,125	$7,887
Add (Deduct): Net impact from fuel contracts	(14)	(11)		10	6
Total operating expenses, combined economic	$4,142	$4,191		$8,135	$7,893
(Deduct): Acquisition and integration costs, net (2)	(11)	(79)		(24)	(98)
Total operating expenses, combined non-GAAP	$4,131	$4,112	0.5	$8,111	$7,795	4.1

Operating income, as presented on Supplemental Combined Statement I	$460	$205		$481	$290
Add (Deduct): Net impact from fuel contracts	14	11		(10)	(6)
Operating income, combined economic	$474	$216		$471	$284
Add: Acquisition and integration costs, net (2)	11	79		24	98
Operating income, combined non-GAAP	$485	$295	64.4	$495	$382	29.6

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended June 30, 2011			Six months ended June 30, 2011
	Southwest			Southwest
	Airlines Co.			Airlines Co.
	(as reported)	AirTran (2)	Combined	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$3,892	$237	$4,129	$6,840	$813	$7,653
Freight	36	-	36	67	-	67
Other	208	34	242	331	126	457
Total operating revenues	4,136	271	4,407	7,238	939	8,177

OPERATING EXPENSES:
Salaries, wages, and benefits	1,125	48	1,173	2,078	193	2,271
Fuel and oil	1,527	104	1,631	2,565	360	2,925
Maintenance materials and repairs	246	23	269	444	88	532
Aircraft rentals	79	20	99	125	81	206
Landing fees and other rentals	247	13	260	448	54	502
Depreciation and amortization	176	6	182	332	20	352
Acquisition and integration	58	21	79	75	26	101
Other operating expenses	471	38	509	850	148	998
Total operating expenses	3,929	273	4,202	6,917	970	7,887

OPERATING INCOME (LOSS)	207	(2)	205	321	(31)	290

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, include periods prior to the acquisition date, conformed to Southwest's financial statement classification where appropriate.

SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS
(unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2012	2011 (1)	Change		2012	2011 (1)	Change
Revenue passengers carried	28,859,348	28,826,013	0.1%		54,420,170	54,407,408	-%
Enplaned passengers	35,210,151	35,559,232	(1.0)%		66,364,573	66,753,484	(0.6)%
Revenue passenger miles (RPMs) (000s)	27,206,498	27,646,263	(1.6)%		50,891,364	51,361,693	(0.9)%
Available seat miles (ASMs) (000s)	33,230,589	33,639,005	(1.2)%		63,863,482	63,902,550	(0.1)%
Load factor	81.9%	82.2%	(0.3)	pts	79.7%	80.4%	(0.7)	pts
Average length of passenger haul (miles)	943	959	(1.7)%		935	944	(1.0)%
Average aircraft stage length (miles)	699	691	1.2%		692	684	1.2%
Trips flown	352,726	362,691	(2.7)%		686,622	696,258	(1.4)%
Average passenger fare	$150.31	$143.24	4.9%		$148.49	$140.65	5.6%
Passenger revenue yield per RPM (cents)	15.94	14.94	6.7%		15.88	14.90	6.6%
RASM (cents)	13.89	13.10	6.0%		13.48	12.80	5.3%
PRASM (cents)	13.05	12.27	6.4%		12.65	11.98	5.6%
CASM (cents)	12.51	12.49	0.2%		12.72	12.34	3.1%
CASM, excluding fuel (cents)	7.76	7.64	1.6%		7.89	7.76	1.7%
CASM, excluding special items (cents)	12.43	12.22	1.7%		12.70	12.20	4.1%
CASM, excluding fuel and special items (cents)	7.73	7.41	4.3%		7.85	7.61	3.2%
Fuel costs per gallon, including fuel tax (unhedged)	$3.18	$3.32	(4.2)%		$3.25	$3.14	3.5%
Fuel costs per gallon, including fuel tax	$3.25	$3.29	(1.2)%		$3.32	$3.11	6.8%
Fuel costs per gallon, including fuel tax (economic)	$3.22	$3.27	(1.5)%		$3.33	$3.11	7.1%
Fuel consumed, in gallons (millions)	483	495	(2.4)%		926	940	(1.5)%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include (i) unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges the Company believes are not indicative of its ongoing operational performance.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as subsequent quarterly filings.

In addition to its “economic” financial measures, as defined above, the Company has also provided other non-GAAP financial measures as a result of items that the Company believes are not indicative of its ongoing operations.  These include expenses associated with the Company’s acquisition and integration of AirTran.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company has also provided free cash flow, which is a non-GAAP financial measure.  The Company believes free cash flow is a meaningful measure because it demonstrates the Company’s ability to service its debt, pay dividends and make investments to enhance shareholder value.  Although free cash flow is commonly used as a measure of liquidity, definitions of free cash flow may differ; therefore, the Company is providing an explanation of its calculation for free cash flow.  For the twelve months ended June 30, 2012, the Company generated over $300 million in free cash flow, calculated as operating cash flows of approximately $1.6 billion less capital expenditures of approximately $1.2 billion.  For the six months ended June 30, 2012, the Company generated over $800 million in free cash flow, calculated as operating cash flows of approximately $1.4 billion less capital expenditures of $543 million.